Exhibit 10.10

PROMISSORY NOTE

$78,000	July 26, 2002

FOR VALUED RECEIVED, and legally bound hereby, INNSUITES HOSPITALITY TRUST (“Maker”), an Ohio real estate investment trust, having an office at 1615 East Northern Avenue, Suite 102, Phoenix, Arizona 85020 hereby promises to pay to The Anderson Charitable Remainder Unitrust (“Note Holder”) or order and address as specified below the principal sum of SEVENTY EIGHT  THOUSAND 00/100 DOLLARS ($78,000), with interest on the unpaid principal balance thereon from time to time outstanding, at the rate of seven percent (7.00%) per annum, computed on a three hundred sixty (360)-day year, to be due and payable in installments of principal and interest as follows:

(A)                              $78,000 amortized over 36 months at 7% interest ($2,408.41/month). This Note is non-recourse secured by 40,500 InnSuites Hospitality Trust shares. Monthly installments of principal and interest to begin 30 days after the delivery of the shares.

(B)                                Payments to be made payable to:

The Anderson Charitable Remainder Unitrust

3024 W/ Sahuaro Dr.

Phoenix, AZ 85029

The 40,500 InnSuites Hospitality Trust shares will remain as security for the unpaid balance on the Note.

At the option of the Note Holder, late charges upon written notice are assessed as follows:

10 days late, $50 penalty

35 days late, $150 penalty

Over 35 days late, Note Holder could declare the note in default and call the entire amount due.

Should default be declared, units proportionate to unpaid balance will be returned to Note Holder.

Principal and interest payable in lawful money of the United States.

If legal proceedings are entered into to recover on this Note, the undersigned agree(s) to pay such sum as the Court may fix as attorney’s fees.

The Makers and endorsers hereof severally waive diligence, demand, presentment for payment and protest, and consent to the extension or time of payment of this Note without notice.

INNSUITES HOSPITALITY TRUST, an Ohio real estate investment trust

By:	/s/ Marc E. Berg
	Name:	Marc E. Berg
	Title:	Secretary Treasurer